EXHIBIT 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  □

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Muriel Shaw
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8822
(Name, address and telephone number of agent for service)

James River Coal Company
 (exact name of obligor as specified in its charter)
(For Co-Registrants, see “Table of Co-Registrants” on the following page)

Virginia (State or other jurisdiction of incorporation or organization)	54-1602012 (I.RS. Employer Identification No.)
901 E. Byrd Street, Suite 1600 Richmond, Virginia 23219 (Address of principal executive offices)	23219 (Zip Code)

7.875 % Senior Notes, Due 2019
Subsidiary Guarantees of 7.875 % Senior Notes, Due 2019
(Title of the indenture securities)

TABLE OF SUBSIDIARY CO-REGISTRANTS

Exact name of Subsidiary Co-Registrant as specified in its charter (1)(2)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
BDCC Holding Company, Inc.	Delaware	62-0133200
Bell County Coal Corporation	Delaware	61-0880806
Bledsoe Coal Corporation	Kentucky	61-0894821
Bledsoe Coal Leasing Company	Delaware	52-1186654
Blue Diamond Coal Company	Delaware	52-2313812
Buck Branch Resources LLC	Kentucky	90-0531459
Chafin Branch Coal Company, LLC	West Virginia	55-0327873
Eolia Resources, Inc.	North Carolina	56-0890587
Hampden Coal Company, LLC	West Virginia	55-0674334
International Resource Partners LP	Delaware	20-8698669
International Resources, LLC	West Virginia	20-8962522
International Resources Holdings I LLC	Delaware	26-0189838
International Resources Holdings II LLC	Delaware	55-0681567
IRP GP Holdco LLC	Delaware	45-2075380
IRP Kentucky LLC	Kentucky	90-0531454
IRP LP Holdco Inc.	Delaware	45-2075380
IRP WV Corp.	Delaware	26-0316050
James River Coal Sales, Inc.	Delaware	74-2233417
James River Coal Service Company	Kentucky	61-0712577
James River Escrow Inc.	Delaware	45-1140314
Johns Creek Coal Company	Tennessee	62-1059412
Johns Creek Elkhorn Coal Corporation	Delaware	61-0729199
Johns Creek Processing Company	Delaware	52-2274021
Laurel Mountain Resources LLC	Kentucky	90-0531458
Leeco, Inc.	Kentucky	61-0734176
Logan & Kanawha Coal Co., LLC	West Virginia	31-0805716
McCoy Elkhorn Coal Corporation	Kentucky	61-0718373
Rockhouse Creek Development LLC	West Virginia	55-0739583
Shamrock Coal Company, Incorporated	Delaware	62-0421843
Snap Creek Mining, LLC	West Virginia	55-0746858
Triad Mining Inc.	Indiana	71-1189005
Triad Underground Mining, LLC	Indiana	35-2149041
____________________

(1)	The address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary co-registrant is:

901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
(804) 780-3000

(2)	The Primary Standard Industrial Classification Code Number for each subsidiary co-registrant is 1221.

Item 1.	General information.

Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

Federal Deposit Insurance Company
Washington, D.C.

The Board of Governors of the Federal Reserve System
Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-14.
Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.`                      List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005)

2.	A copy of the certificate of authority of the Trustee to commence business is attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers is attached as Exhibit 3.

4.	A copy of the existing by-laws of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010).

5.	A copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.
A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2011, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 26th day of August, 2011.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 2

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

SEAL
Comptroller
CURRENCY

Acting Comptroller of the Currency

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 26, 2011

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 7
REPORT OF CONDITION
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2011

($000’s)

6/30/2011
Assets
Cash and Balances Due From Depository Institutions	$15,249,371
Securities	63,952,096
Federal Funds	15,876
Loans & Lease Financing Receivables	190,017,874
Fixed Assets	5,231,718
Intangible Assets	13,050,819
Other Assets	22,581,835
Total Assets	$310,099,589

Liabilities
Deposits	$218,820,466
Fed Funds	7,695,079
Treasury Demand Notes	0
Trading Liabilities	550,498
Other Borrowed Money	33,124,842
Acceptances	0
Subordinated Notes and Debentures	7,679,246
Other Liabilities	8,693,748
Total Liabilities	$276,563,879

Equity
Minority Interest in Subsidiaries	$1,821,732
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,558,906
Total Equity Capital	$33,535,710

Total Liabilities and Equity Capital	$310,099,589